Exhibit 99.2

NEWS RELEASE

RANGE ANNOUNCES CLOSING OF MERGER WITH MEMORIAL RESOURCE DEVELOPMENT CORP.

FORT WORTH, TEXAS, September 16, 2016…RANGE RESOURCES CORPORATION “Range” (NYSE: RRC) and MEMORIAL RESOURCE DEVELOPMENT CORP. (“MRD”) (NASDAQ: MRD) today announced the completion of the merger agreement under which Range will acquire all of the outstanding shares of common stock of MRD in an all-stock transaction valued at approximately $4.2 billion, including the assumption of MRD’s net debt. The transaction, which was approved by Range and Memorial shareholders at special meetings held on September 15, 2016, enhances Range’s position as a premier independent natural gas, oil and NGL producer in the United States with exceptional core acreage positions in both the Appalachian Basin and Northern Louisiana.

Commenting, Jeff Ventura, Range’s CEO, said, “We are excited to announce the closing of the Memorial transaction and believe this is a significant milestone for Range. The combination of the two highest quality natural gas plays in the United States provides Range with a strong foundation to create sustainable shareholder value, while our extensive, regionally-diverse drilling inventory allows us to continue improving our already class-leading cost structure and further drive operational and marketing efficiencies. We welcome the newest members of the Range team in Houston and Northern Louisiana who share our values and commitment to being good stewards for our shareholders, while doing the same for the environment and the communities where we live and work.”

Jay C. Graham, Memorial’s CEO, commented, “The exceptional work of the Range and Memorial integration teams has ensured that operations have continued to run smoothly during this transition. We are very excited about the combined company being one of the top natural gas producers in the United States.”

As a result of the merger, MRD’s common stock will no longer be listed for trading on the NASDAQ exchange. Pursuant to the terms of the merger, each share of MRD’s common stock has been exchanged for 0.375 shares of Range common stock.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachia Basin and Northern Louisiana. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as asset quality, competitive advantages, well economics, development plans, drilling inventory, operational and marketing efficiencies, cost reductions, merger integration and future shareholder value are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of actual drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes; the ultimate timing, outcome and results of integrating the operations of Range and MRD; the effects of the business combination of Range and MRD, including the combined company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the completion of the business combination; expected synergies and other benefits from the business combination and the ability of Range to realize such synergies and other benefits. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

David Amend, Investor Relations Manager

817-869-4266

damend@rangeresources.com

Michael Freeman, Senior Financial Analyst

817-869-4264

mfreeman@rangeresources.com

Josh Stevens, Financial Analyst

817-869-1564

jrstevens@rangeresources.com

or

Media Contact:

Matt Pitzarella, Director of Corporate Communications

724-873-3224

mpitzarella@rangeresources.com

www.rangeresources.com

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